EXHIBIT 11

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
Ivy Fund

We hereby consent to the incorporation by reference and inclusion in Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A (File No. 2-17613, hereafter the "Registration Statement") of Ivy Fund of our reports dated February 13, 1998, on our audits of the financial statements and financial highlights of Ivy Asia Pacific Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Developing Nations Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy International Fund II, Ivy International Small Companies Fund, Ivy Money Market Fund, Ivy Pan-Europe Fund, Ivy South America Fund and Ivy US Emerging Growth Fund appearing in the December 31, 1997 Annual Reports to Shareholders of the Funds, which annual reports are incorporated by reference in Post-Effective Amendment No. 99 to the Registration Statement. We also consent to the reference to our Firm under the caption "The Funds' Financial Highlights" in the Prospectuses and "Auditors" in the Fund's Statements of Additional Information.



/s/COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
April 30, 1998